7TH AMENDMENT TO LOAN TRANSACTION AGREEMENT

THIS AMENDMENT TO LOAN TRANSACTION AGREEMENT (the “Amendment”) is made and entered into effective as of the 3rd day of May, 2009, by and between Silvergraph International, Inc. (the “Company”) and the undersigned holders of promissory notes referenced below (the “Holders”), upon the following premises:

A.

Holders are the holders of certain 7% Convertible Promissory Notes dated January 25, 2008 (the “Notes”) which were purchased from the Company pursuant to the terms of a Subscription Agreement and Security Agreement of the same date.

B.

The obligations represented by the Notes have been amended by a 1st Amendment to the 7% Notes due May 31, 2008, dated May 31, 2008; a 2nd Amendment to the 7% Notes Due June 30, 2008, dated June 20, 2008; a 3rd Amendment to the 7% Notes due August 31, 2008, dated August 31, 2008; a 4th Amendment to the 7% Notes due October 31, 2008,  a 5th Amendment to the 7% Notes due December 15, 2008, and; a 6th Amendment to the 7% Notes due January 31, 2009 (the “Prior Amendments”) which are incorporated herein by reference.   For purposes of this Amendment, the Notes, Subscription Agreement and Security Agreement, as amended by the Prior Amendments, are hereby collectively referred to as the “Bridge Loan Agreement.”

C.

The Company requires twenty five thousand dollars ($25,000.00) for working capital in order to file its 2008 10-K, 1st 2009 Quarter and 2nd 2009 Quarter financial statements.

D.

The Company has asked for, and the Antaeus Capital Partners, LLC and Thomas G. Schuster have agreed to invest twenty five thousand dollars ($25,000) under the terms and conditions of the Bridge Loan Agreement.  As consideration for such extension, the Company has agreed to grant to Holders shares of common stock of the Company.

NOW, THEREFORE, in consideration of the above premises and for good and valuable consideration, the receipt and adequacy of which is hereby acknowledged, the parties hereto agree as follows:

1.

Section of the Bridge Loan Agreement entitled Default.  The first sentence of the section shall be deleted in its entirety and the following sentence inserted in its place:  “In the event of an occurrence of any event of default specified below, the principal and all accrued interest on this Note shall become immediately due and payable upon receipt by the Company of  written notice from a majority of the Holders, except as specified below.”

2.

Section of the Bridge Loan Agreement entitled 9.1.  The Liquidated Damages Shares shall be increased to 59% of the outstanding Common Stock on a fully-diluted basis with the remaining holders of the Notes to own a pro rata number of common shares of common stock of the Company.

3.

Working Capital Investment.

Amendment to Loan Transaction Agreement

a.

Traunch A.   Holders shall loan to the Company under the terms of the Bridge Loan Agreement the following amount:

i.

Antaeus Capital Partners, LLC

   Amount: $5,054.66

ii.

Thomas G. Schuster

   Amount: $2,191.67

iii.

Robert J. Neborsky M.D. Inc. Combination Retirement Trust

   Amount: $0

b.

Traunch B.   Subject to the filing of the 10-K, Holders shall loan to the Company under the terms of the Bridge Loan Agreement the following additional amount:

iv.

Antaeus Capital Partners, LLC

   Amount: $5,054.66

v.

Thomas G. Schuster

   Amount: $2,191.67

vi.

Robert J. Neborsky M.D. Inc. Combination Retirement Trust Amount: $0

c.

Traunch C.   Subject to the filing of the 1Q09 and 2Q09, Holders shall loan to the Company under the terms of the Bridge Loan Agreement the following additional amount:

vii.

Antaeus Capital Partners, LLC

   Amount: $6,665.68

viii.

Thomas G. Schuster

   Amount: $3,841.66

ix.

Robert J. Neborsky M.D. Inc. Combination Retirement Trust Amount: $0

4.

Issuance of Shares.  Upon receipt of an aggregate twenty five thousand ($25,000), and as compensation for Antaeus Capital Partners, LLC and Thomas G. Schuster’s agreement to provide additional Working Capital to the Company, the Company shall issue to the Antaeus Capital Partners, LLC and Thomas G. Schuster, pro rata, a total of 1,250,000 shares of Common Stock of the Company, par value $0.001 (the “Shares”), in the respective amounts set forth listed opposite Holder’s signature, below.  If by September 20, 2009, the Company has not received a total of twenty five thousand dollars ($25,000), then the Company shall issue Shares as set forth above on a pro rata basis.  The Company will issue to each Holder a stock certificate of the Company representing the respective number of shares of Common Stock opposite Holder’s name, below.  The Company represents that Shares upon issuance:  (a) shall be free of any liens, claims and encumbrances, subject to restrictions upon transfer under the Securities Act of 1933 (the “1933 Act”) and any applicable state securities laws, (b) shall not have been issued or sold in violation of any preemptive or other similar rights of the holders of any securities of the Company, and; (c) has completed the previously announced 66 / 1 reverse split.  Holders each represent that:  (a)  Holder is an “accredited investor” as such term is defined in Regulation D promulgated under the 1933 Act and is experienced in investments and business matters; and (b) Holder is acquiring the Shares as set forth opposite Holder’s signature, as principal for its or his own account for investment purposes only and not with a view to or for distributing or reselling such Shares or any part thereof, without prejudice, however, to Holder’s right at all times to sell or otherwise dispose of all or part of the Shares in compliance with applicable federal and state securities laws.    Holders further acknowledge the Shares are “restricted securities” within the

Amendment to Loan Transaction Agreement

meaning of the 1933 Act, and as such may not be sold in the absence of registration or an exemption from such registration.

4.

Cooperation.  Each of the Parties to this Amendment agree to execute such documents and take such further action as may be necessary to carry out the objectives of this Amendment.  In addition, the Company covenants to take all reasonable steps to comply with the terms of the Bridge Loan Agreement.

5.

Scope of Amendment.  Except as amended above, the terms contained in the Bridge Loan Agreement (including the Prior Amendments) shall remain the same and in full force and effect.

[Signature page follows]

Amendment to Loan Transaction Agreement

I IN WITNESS WHEREOF, this Amendment has been executed and delivered on the date hereof by the duly authorized representative of the Company and the Holders.

COMPANY:

SILVERGRAPH INTERNATIONAL, INC.

By:

/s/ James R. Simpson

Name:

James R. Simpson

Title:

Chief Executive Officer

Date:

5/2/2009

HOLDERS:

ANTAEUS CAPITAL PARTNERS, LLC

By:

/s/ Cesar Moya

838,750

Name:

Cesar Moya

No. of Shares

Title:

Authorized Signatory

Date:

5/3/2009

THOMAS G. SCHUSTER

/s/ Thomas G. Schuster

411,250

Name:

Thomas G. Schuster

No. of Shares

Date:

5/3/2009

ROBERT J. NEBORSKY M.D. INC.

COMBINATION RETIREMENT TRUST

By:

/s/ Robert J. Neborsky

0

Name: Robert J. Neborsky

No. of Shares

Title:

Authorized Signatory

Date:

5/3/2009

Amendment to Loan Transaction Agreement